Exhibit 99.1

FOR IMMEDIATE RELEASE

R. Scott Greer Joins Inogen Board of Directors

Goleta, California, August 6, 2015 — Inogen, Inc. (NASDAQ: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, announced today that R. Scott Greer has been appointed as an independent director to its Board of Directors, effective August 3, 2015. In addition, Mr. Greer was appointed to the Board’s Audit Committee. He will serve as a Class I director, with a term expiring at the annual meeting of stockholders to be held on October 14, 2015. Mr. Greer fills the vacancy created by the resignation of Timothy Petersen. Mr. Petersen had served as a member of Inogen’s Board since 2010.

Mr. Greer brings extensive executive and board level expertise to Inogen, as well as a passion for the advancement of innovative healthcare technologies. He is currently a director of Sientra, Inc. (Nasdaq: SIEN), as well as numerous biopharmaceutical companies including: Nektar Therapeutics (Nasdaq: NKTR), StemCells, Inc. (Nasdaq: STEM), and Versartis, Inc. (Nasdaq: VSAR). Previously, he was a director of Auspex Pharmaceuticals, Inc. (Nasdaq: ASPX), Illumina, Inc. (Nasdaq: ILMN), CV Therapeutics, Inc. (Nasdaq: CVTX), Affymax, Inc. (Nasdaq: AFFY), BAROnova, Inc., Chimeros, Inc., and Anaptys BioScience, Inc.

“Scott’s 30 years of broad experience across various medical industries will be a valuable perspective on our Board of Directors,” said Raymond Huggenberger, Inogen CEO. “He brings strengths in corporate governance and executive leadership. We look forward to his guidance as a member of our Board.”

In addition to serving as Inogen’s Chairman of the Board from 2005 to 2007, most recently he was Chairman of the Board of Ablexis from 2010 to 2015, Sirna Therapeutics from 2007 to 2009, and Abgenix from 2000 to 2006. Mr. Greer was Abgenix’s CEO from 1996 to 2002. He also served as CFO and Senior Vice President of Corporate Development at Cell Genesys.

Mr. Greer has an M.B.A. from Harvard University and a B.A. in economics from Whitman College. He is a certified public accountant and worked as an auditor with Coopers & Lybrand.

Added Huggenberger, “I would like to thank Tim for his contributions to Inogen over the past five years. He has been a valuable member of our team during a critical time in our history as we defined and solidified our strategy.” Mr. Petersen is a managing director at Arboretum Ventures, a venture capital firm, where he has served since 2002.

Inogen has used, and intends to continue to use, its Investor Relations website, www.inogen.com/investor, as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. For more information, visit www.inogen.com/investor.

About Inogen

Inogen is innovation in oxygen therapy. We are a medical technology company that develops, manufactures and markets innovative oxygen concentrators used to deliver supplemental long-term oxygen therapy to patients suffering from chronic respiratory conditions.

For more information, please visit www.inogen.com.

Cautionary Note About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements concerning or implying the ability of management personnel and our board of directors to contribute to the growth of our business. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including, but not limited to, risks arising from the possibility that Inogen will not realize anticipated revenue; the impact of reduced reimbursement rates in connection with the implementation of the competitive bidding process under Medicare; the possible loss of key employees, customers, or suppliers; and intellectual property risks if Inogen is unable to secure and maintain patent or other intellectual property protection for the intellectual property used in its products. Information on these and additional risks, uncertainties, and other information affecting Inogen’s business and operating results are contained in Inogen’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 and Inogen’s subsequent filings with the SEC. These forward-looking statements speak only as of the date hereof. Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Investor Relations Contact:

ir@inogen.net

805-562-0500 ext 7

Media Contact:

Byron Myers

805-562-0503